EXHIBIT 32.2

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350

      I, Lisa K. Vansickle, Senior Vice President and Chief Financial Officer of First Banks, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

      (1) The Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2008 (the "Report") fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2008

                       By: /s/ Lisa K. Vansickle
                          ------------------------------------------------------
                               Lisa K. Vansickle
                               Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)


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